Exhibit 23









CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 2-98475, No. 33-4628, No. 33-26740, No. 33-31332 and No. 33-55054) pertaining to the Employee Stock Option Plans of Fedders Corporation of our report dated October 2, 1995, except for Note 13, which is as of November 30, 1995, with respect to the consolidated financial statements and schedule of Fedders Corporation appearing in the Company's Annual Report on Form 10-K for the year ended August 31, 1995.







/s/BDO Seidman, LLP
Woodbridge, New Jersey
December 8, 1995